EXHIBIT 99.1
News Release Contacts:
MEDIA: Mayura Hooper Charles Schwab Phone: 415-667-1525	INVESTORS/ANALYSTS: Rich Fowler Charles Schwab Phone: 415-667-1841

SCHWAB REPORTS RECORD QUARTERLY NET INCOME OF $618 MILLION, UP 23%
Revenues Grow 13% Year-Over-Year to a Record $2.2 Billion
Core Net New Assets Rise 72% to a Record $51.6 Billion

SAN FRANCISCO, October 16, 2017 – The Charles Schwab Corporation announced today that its net income for the third quarter of 2017 was a record $618 million, up 7% from $575 million for the prior quarter, and up 23% from $503 million for the third quarter of 2016. Net income for the nine months ended September 30, 2017 was $1.8 billion, up 29% from the year-earlier period.

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
Financial Highlights	2017 (1)	2016 (2)	Change	2017 (1)	2016 (2)	Change

Net revenues (in millions)	$2,165	$1,914	13%	$6,376	$5,506	16%
Net income (in millions)	$618	$503	23%	$1,757	$1,367	29%
Diluted earnings per common share	$.42	$.35	20%	$1.21	$.95	27%
Pre-tax profit margin	43.6%	41.5%		42.3%	39.4%
Return on average common
stockholders’ equity (annualized)	15%	14%		15%	13%

Note: All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.
(1) Effective January 1, 2017, a new accounting standard prospectively changes the treatment of a portion of the tax deductions relating to equity compensation. These deductions were previously reflected in additional paid-in capital, a component of stockholders’ equity, and are now included in taxes on income, a component of net income. The company’s tax expense for the third quarter and first nine months of 2017 decreased by approximately $11 million and $47 million, respectively, as a result of this change. Future effects will depend on the company’s share price, restricted stock vesting, and the volume of equity incentive options exercised.
(2) Reflects net litigation proceeds of $14 million in the third quarter of 2016 and $16 million in the first nine months of 2016, relating to the company’s non-agency residential mortgage-backed securities (RMBS) portfolio, which are included in Other revenue.

CEO Walt Bettinger said, “The investments we’ve made in our clients in recent years are helping fuel stronger business momentum. Clients opened more than 100,000 new brokerage accounts each month during the third quarter, marking a record-breaking ten straight months in excess of 100,000. We ended September serving 10.6 million active brokerage accounts, 1.2 million banking accounts, and 1.6 million retirement plan participants. Core net new assets of $51.6 billion were 72% higher than a year ago and the highest quarter in Schwab’s history. Both our Retail and Advisor Services businesses had record third quarters – Retail attracted 51% more inflows than a year ago, and the assets brought in by the independent advisor clients who custody with us rose 68%. In just nine months we’ve generated $136.7 billion in core net new assets – enough to surpass all but one of our prior full-year results. Our growing client base continues to make greater use of our modern wealth management capabilities: assets receiving ongoing advisory services grew 18% from the third quarter of 2016, to a record $1.61 trillion at month-end September. Total client assets reached a record $3.18 trillion, up 17% year-over-year.”

Mr. Bettinger added, “We continue to leverage our scale to provide products and services that help investors achieve their goals, while delivering great value and making it easier for clients to do business with us. Most recently, we enhanced our money fund offerings by lowering expenses, reducing and standardizing investment minimums, and streamlining share classes across our entire lineup. These changes are part of our work to ensure clients continue to have access to a range of cash solutions offering attractive yields and smart features. On the technology front, clients are now able to aggregate their non-Schwab account information on the account summary page on Schwab.com, allowing a more holistic view of their finances. For RIAs, we expanded Schwab OpenView Gateway®, the flexible, open-architecture platform that enables integration between our systems and select technology providers, by adding Redtail and SS&C Black Diamond®. On the product side, we added 15 ETFs to Schwab ETF OneSource™, the program that offers Schwab clients the most online commission-free ETFs anywhere in the industry; investors and advisors can now buy and sell 243 ETFs covering 69 Morningstar® categories. We also launched ThomasPartners® Balanced Income Conservative strategy, which focuses on providing a monthly income stream with the potential for growth as well as capital appreciation. As we drive Schwab’s ongoing evolution ‘through clients’ eyes,’ we are strengthening our ability to attract a growing share of investors to our contemporary full-service model.”

CFO Peter Crawford commented, “We’ve achieved yet another quarter of record financial performance, helped by strong client growth and an improved economic environment. Schwab posted its ninth consecutive quarter of record revenues for the period ending in September. Net interest revenue grew 28% to $1.1 billion as a result of higher short-term rates and growing client cash balances. Following the Federal Reserve’s June rate hike, our net interest margin reached 200 basis points for the third quarter – our highest level since the second quarter of 2010. Asset management and administration fees were up 8% year-over-year to a record $861 million, largely attributable to growing balances in advised solutions, mutual funds, and ETFs. These increases in our largest sources of revenue more than offset a 21% decline in Trading revenue due to lower trade pricing. Overall, we produced net revenues of $2.2 billion, a 13% increase.”

Mr. Crawford continued, “Our 9% year-over-year expense growth was in-line with expectations and primarily reflected two factors: higher Compensation driven by strong asset gathering and increased staffing to serve our expanding client base, and growth in Professional services tied to project spending and asset-related costs. Our record pre-tax profit margin of 43.6% marks the fifth consecutive quarter in excess of 40.0%. Schwab’s third quarter results demonstrate our financial model working as intended: driving robust business growth by winning with clients, generating strong revenue growth through multiple sources, and delivering outstanding financial results through sustained expense discipline.”

Mr. Crawford concluded, “Our priorities for balance sheet management include maintaining appropriate capital and liquidity along with supporting ongoing growth. At the same time, we are mindful of the $250 billion consolidated asset threshold for heightened regulatory requirements. As we continue to implement our strategy for optimizing the spread earned on cash sweep balances, we are aiming to pace our growth so that we cross the threshold in 2018. During the third quarter, we transferred $1.7 billion in sweep balances to Schwab Bank – $1.4 billion from Schwab One® and approximately $300 million from sweep money market funds. In addition, we used $5 billion in Federal Home Loan Bank advances to provide temporary funding for additional investments ahead of future bulk transfer activity. The FHLB advances, the third quarter money fund transfers, and higher client cash levels all helped our consolidated balance sheet reach $230.7 billion as of September 30th; our preliminary Tier 1 Leverage Ratio at quarter-end was 7.7%. We delivered a 15% return on equity for the third quarter, reflecting our ability to combine effective capital management with a relentless drive for profitable growth to help build stockholder value.”

Business highlights for the third quarter (data as of quarter-end unless otherwise noted):
Investor Services

•	New retail brokerage accounts for the quarter totaled approximately 216,000, up 29% year-over-year; total accounts were 7.3 million, up 4% year-over-year.

•	Opened one new company branch and three independent branches. Schwab has over 345 branches across the country that offer clients access to a range of investing and personal finance services.

Advisor Services

•
Hosted our annual SOLUTIONS® events in 11 cities across the country for approximately 2,000 attendees. These events introduce advisors to Schwab’s tools and insights for optimizing firm performance and client service.

•	Released Advisor Check Deposit, a new feature on Schwab Advisor Center®, which allows advisor firms to securely deposit checks online on behalf of their clients.

Products and Infrastructure

•	For Charles Schwab Bank:

◦	Balance sheet assets = $187.6 billion, up 14% year-over-year.

◦	Outstanding mortgage and home equity loans = $11.8 billion, up 5% year-over-year.

◦	Pledged Asset Line® balances = $4.3 billion, up 19% year-over-year.

◦	Schwab Bank High Yield Investor Checking® accounts = 981,000, with $12.9 billion in balances.

•	Client assets managed by Windhaven® totaled $8.0 billion, down 22% from the third quarter of 2016.

•	Client assets managed by ThomasPartners® totaled $13.4 billion, up 46% from the third quarter of 2016.

•	Client assets managed by Intelligent Portfolios (Schwab Intelligent Portfolios® and Institutional Intelligent Portfolios®) totaled $23.0 billion, up 125% from the third quarter of 2016.

Supporting schedules are either attached or located at: http://www.aboutschwab.com/investor-relations/financial-reports.

Commentary from the CFO
Periodically, our Chief Financial Officer provides insight and commentary regarding Schwab’s financial picture at: http://www.aboutschwab.com/investor-relations/cfo-commentary. The most recent commentary was posted on February 28, 2017.

Forward-Looking Statements
This press release contains forward-looking statements relating to the company’s business momentum; growth in the client base, revenues, earnings and profits; expense discipline; optimization of the spread earned on cash sweep balances; balance sheet growth; bulk transfers; and stockholder value. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, the company’s ability to attract and retain clients and registered investment advisors and grow those relationships and client assets; general market conditions, including the level of interest rates, equity valuations and trading activity; competitive pressures on pricing; the company’s ability to develop and launch new products, services and capabilities in a timely and successful manner; client use of the company’s investment advisory services and other products and services; the level of client assets, including cash balances; the company’s ability to monetize client assets; capital and liquidity needs and management; the company’s ability to manage expenses; the timing, amount and impact of bulk transfers; client sensitivity to interest rates; the quality of the company’s balance sheet assets; regulatory guidance; the effect of adverse developments in litigation or regulatory matters and the extent of any charges associated with legal matters; any adverse impact of financial reform legislation and related regulations; and other factors set forth in the company’s most recent reports on Form 10-K and Form 10-Q.

About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 345 offices and 10.6 million active brokerage accounts, 1.6 million corporate retirement plan participants, 1.2 million banking accounts, and $3.18 trillion in client assets as of September 30, 2017. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, money management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at www.schwab.com and www.aboutschwab.com.
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THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net Revenues
Asset management and administration fees (1)	$861	$798	$2,529	$2,254
Interest revenue	1,176	891	3,358	2,541
Interest expense	(94)	(46)	(223)	(126)
Net interest revenue	1,082	845	3,135	2,415
Trading revenue	151	190	500	623
Other	71	76	212	209
Provision for loan losses	—	5	—	5
Total net revenues	2,165	1,914	6,376	5,506
Expenses Excluding Interest
Compensation and benefits	662	609	2,026	1,837
Professional services	152	131	429	372
Occupancy and equipment	111	100	323	299
Advertising and market development	63	64	205	204
Communications	56	57	171	179
Depreciation and amortization	69	60	200	173
Other	107	99	325	273
Total expenses excluding interest	1,220	1,120	3,679	3,337
Income before taxes on income	945	794	2,697	2,169
Taxes on income (2)	327	291	940	802
Net Income	618	503	1,757	1,367
Preferred stock dividends and other (3)	43	33	127	99
Net Income Available to Common Stockholders	$575	$470	$1,630	$1,268
Weighted-Average Common Shares Outstanding:
Basic	1,339	1,324	1,338	1,322
Diluted	1,353	1,334	1,352	1,332
Earnings Per Common Share:
Basic	$.43	$.36	$1.22	$.96
Diluted	$.42	$.35	$1.21	$.95
Dividends Declared Per Common Share	$.08	$.07	$.24	$.20

(1) Includes fee waivers of $1 million and $41 million during the third quarters of 2017 and 2016, respectively, and $10 million and $193 million during the first nine months of 2017 and 2016, respectively, relating to Schwab-sponsored money market funds.
(2) Taxes on income were reduced by approximately $11 million and $47 million for the three and nine months ended September 30, 2017 to reflect the required adoption of Accounting Standards Update 2016-09, which changes the accounting treatment of a portion of the tax deductions relating to equity compensation.
(3) Includes preferred stock dividends and undistributed earnings and dividends allocated to non-vested restricted stock units.

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)

	Q3-17 % change		2017			2016
	vs.	vs.	Third	Second	First	Fourth	Third
(In millions, except per share amounts and as noted)	Q3-16	Q2-17	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Asset management and administration fees	8%	2%	$861	$845	$823	$801	$798
Net interest revenue	28%	3%	1,082	1,053	1,000	907	845
Trading revenue	(21)%	(4)%	151	157	192	202	190
Other	(7)%	(5)%	71	75	66	62	76
Provision for loan losses	(100)%	—%	—	—	—	—	5
Total net revenues	13%	2%	2,165	2,130	2,081	1,972	1,914
Expenses Excluding Interest
Compensation and benefits	9%	—%	662	663	701	629	609
Professional services	16%	6%	152	144	133	134	131
Occupancy and equipment	11%	4%	111	107	105	99	100
Advertising and market development	(2)%	(11)%	63	71	71	61	64
Communications	(2)%	(3)%	56	58	57	58	57
Depreciation and amortization	15%	5%	69	66	65	61	60
Other	8%	(4)%	107	112	106	106	99
Total expenses excluding interest	9%	—%	1,220	1,221	1,238	1,148	1,120
Income before taxes on income	19%	4%	945	909	843	824	794
Taxes on income	12%	(2)%	327	334	279	302	291
Net Income	23%	7%	$618	$575	$564	$522	$503
Preferred stock dividends and other	30%	(4)%	43	45	39	44	33
Net Income Available to Common Stockholders	22%	8%	$575	$530	$525	$478	$470
Earnings per common share:
Basic	19%	8%	$.43	$.40	$.39	$.36	$.36
Diluted	20%	8%	$.42	$.39	$.39	$.36	$.35
Dividends declared per common share	14%	—%	$.08	$.08	$.08	$.07	$.07
Weighted-average common shares outstanding:
Basic	1%	—%	1,339	1,338	1,336	1,329	1,324
Diluted	1%	—%	1,353	1,351	1,351	1,341	1,334
Performance Measures
Pre-tax profit margin			43.6%	42.7%	40.5%	41.8%	41.5%
Return on average common stockholders’ equity (annualized) (1)			15%	15%	15%	14%	14%
Financial Condition (at quarter end, in billions)
Cash and investments segregated	(21)%	(14)%	$15.9	$18.5	$21.2	$22.2	$20.1
Receivables from brokerage clients - net	13%	3%	18.5	18.0	16.7	17.2	16.4
Bank loans - net	9%	3%	16.2	15.8	15.5	15.4	14.9
Total assets	10%	5%	230.7	220.6	227.1	223.4	209.3
Bank deposits	10%	2%	165.3	162.3	166.9	163.5	149.6
Payables to brokerage clients	(5)%	(5)%	31.5	33.0	34.3	35.9	33.0
Short-term borrowings	67%	N/M	5.0	.3	.6	—	3.0
Long-term debt	14%	(6)%	3.3	3.5	3.5	2.9	2.9
Stockholders’ equity	16%	3%	18.0	17.5	17.0	16.4	15.5
Other
Full-time equivalent employees (at quarter end, in thousands)	7%	2%	17.3	16.9	16.5	16.2	16.1
Capital expenditures - purchases of equipment, office facilities, and
property, net (in millions)	57%	37%	$118	$86	$67	$86	$75
Expenses excluding interest as a percentage of average client assets
(annualized)			0.16%	0.16%	0.18%	0.17%	0.17%
Clients’ Daily Average Trades (in thousands)
Revenue trades (2)	16%	—%	312	311	317	293	268
Asset-based trades (3)	71%	33%	137	103	103	106	80
Other trades (4)	(6)%	5%	184	175	165	174	195
Total	17%	7%	633	589	585	573	543
Average Revenue Per Revenue Trade (2)	(31)%	(3)%	$7.74	$7.96	$9.84	$11.03	$11.17

(1)	Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(2) Includes all client trades that generate trading revenue (i.e., commission revenue or principal transaction revenue); also known as DART.
(3) Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.
(4) Includes all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.
N/M Not meaningful.

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THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions)
(Unaudited)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2017			2016			2017			2016
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$10,498	$33	1.25%	$12,875	$17	0.53%	$9,375	$72	1.03%	$11,510	$44	0.51%
Cash and investments segregated	17,355	44	1.01%	19,941	24	0.48%	19,609	120	0.82%	19,788	65	0.44%
Broker-related receivables (1)	459	1	0.96%	667	—	0.31%	428	2	0.74%	579	—	0.21%
Receivables from brokerage clients	16,498	151	3.63%	14,940	123	3.28%	15,861	415	3.50%	14,952	372	3.32%
Available for sale securities (2)	45,906	187	1.62%	74,064	227	1.22%	55,070	615	1.49%	71,230	636	1.19%
Held to maturity securities	107,557	606	2.24%	57,669	349	2.41%	99,523	1,691	2.27%	53,791	1,006	2.50%
Bank loans	16,058	122	3.01%	14,739	100	2.70%	15,764	347	2.94%	14,570	297	2.72%
Total interest-earning assets	214,331	1,144	2.12%	194,895	840	1.71%	215,630	3,262	2.02%	186,420	2,420	1.73%
Other interest revenue		32			51			96			121
Total interest-earning assets	$214,331	$1,176	2.18%	$194,895	$891	1.82%	$215,630	$3,358	2.08%	$186,420	$2,541	1.82%
Funding sources:
Bank deposits	$163,039	$49	0.12%	$143,578	$10	0.03%	$163,475	$98	0.08%	$137,093	$26	0.03%
Payables to brokerage clients	24,833	6	0.10%	26,204	1	0.01%	26,198	11	0.06%	26,079	2	0.01%
Short-term borrowings	1,695	6	1.40%	2,952	4	0.54%	1,475	11	1.00%	1,674	6	0.48%
Long-term debt	3,436	30	3.46%	2,876	26	3.60%	3,349	89	3.55%	2,876	78	3.62%
Total interest-bearing liabilities	193,003	91	0.19%	175,610	41	0.09%	194,497	209	0.14%	167,722	112	0.09%
Non-interest-bearing funding sources	21,328			19,285			21,133			18,698
Other interest expense		3			5			14			14
Total funding sources	$214,331	$94	0.18%	$194,895	$46	0.10%	$215,630	$223	0.14%	$186,420	$126	0.09%
Net interest revenue		$1,082	2.00%		$845	1.72%		$3,135	1.94%		$2,415	1.73%
(1) Interest revenue was less than $500,000 in the period or periods presented.
(2) Amounts have been calculated based on amortized cost.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions)
(Unaudited)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2017			2016			2017			2016
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$158,927	$220	0.55%	$161,904	$239	0.59%	$160,230	$675	0.56%	$164,758	$724	0.59%
Fee waivers		(1)			(41)			(10)			(193)
Schwab money market funds	158,927	219	0.55%	161,904	198	0.49%	160,230	665	0.55%	164,758	531	0.43%
Schwab equity and bond funds and ETFs	164,011	56	0.14%	121,378	57	0.19%	151,579	163	0.14%	112,528	160	0.19%
Mutual Fund OneSource ®	219,076	179	0.32%	203,589	175	0.34%	214,058	528	0.33%	199,758	508	0.34%
Other third-party mutual funds and ETFs (1)	291,307	65	0.09%	263,995	56	0.08%	278,479	182	0.09%	251,211	163	0.09%
Total mutual funds and ETFs (2)	$833,321	519	0.25%	$750,866	486	0.26%	$804,346	1,538	0.26%	$728,255	1,362	0.25%
Advice solutions (2) :
Fee-based	$206,781	265	0.51%	$183,191	237	0.51%	$199,468	765	0.51%	$175,210	678	0.52%
Intelligent Portfolios	21,184	—	—	8,249	—	—	17,740	—	—	6,662	—	—
Legacy Non-Fee	19,022	—	—	17,232	—	—	18,267	—	—	16,901	—	—
Total advice solutions (3)	$246,987	265	0.43%	$208,672	237	0.45%	$235,475	765	0.43%	$198,773	678	0.46%
Other balance-based fees (4)	424,280	67	0.06%	350,117	62	0.07%	406,442	192	0.06%	335,555	176	0.07%
Other (5)		10			13			34			38
Total asset management and administration fees		$861			$798			$2,529			$2,254
(1) Includes Schwab ETF OneSource™.
(2) Advice solutions include managed portfolios, specialized strategies, and customized investment advice. Fee-based advice solutions include Schwab Private Client, Schwab Managed Portfolios, Managed Account Select®, Schwab Advisor Network®, Windhaven® Strategies, ThomasPartners® Dividend Growth Strategy, Schwab Index Advantage® advised retirement plan balances, and Schwab Intelligent AdvisoryTM, launched in March 2017; average client assets are shown exclusive of enrolled balances that do not generate advice fees. Intelligent Portfolios include Schwab Intelligent Portfolios® and Institutional Intelligent Portfolios®. Legacy Non-Fee advice solutions include superseded programs such as Schwab Advisor Source and certain retirement plan balances. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above.
(3) For total end of period client assets receiving ongoing advisory services, including those not generating advice fees, please see the Monthly Activity Report.
(4) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees. Beginning in the first quarter of 2017, a prospective methodology change was made to average client assets relating to 401(k) recordkeeping fees to provide improved insight into the associated fee driver, which resulted in an increase of approximately $25 billion. There was no impact to revenue or the average fee.
(5) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q3-17 % Change		2017			2016
	vs.	vs.	Third	Second	First	Fourth	Third
(In billions, at quarter end, except as noted)	Q3-16	Q2-17	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	8%	1%	$195.0	$193.7	$199.6	$197.4	$181.1
Proprietary mutual funds (Schwab Funds® and Laudus Funds®):
Money market funds	(1)%	2%	159.2	156.2	162.9	163.5	160.3
Equity and bond funds (1)	20%	5%	77.3	73.3	70.1	66.1	64.6
Total proprietary mutual funds	5%	3%	236.5	229.5	233.0	229.6	224.9
Mutual Fund Marketplace® (2)
Mutual Fund OneSource®	7%	(2)%	221.2	224.7	204.9	198.9	206.1
Mutual fund clearing services	19%	4%	236.5	226.4	197.5	196.6	198.8
Other third-party mutual funds	17%	7%	652.5	609.0	596.2	558.2	556.1
Total Mutual Fund Marketplace	16%	5%	1,110.2	1,060.1	998.6	953.7	961.0
Total mutual fund assets	14%	4%	1,346.7	1,289.6	1,231.6	1,183.3	1,185.9
Exchange-traded funds (ETFs)
Proprietary ETFs (1)	63%	13%	87.8	78.0	69.3	59.8	53.9
ETF OneSource™ (2)	32%	7%	26.6	24.9	23.1	21.2	20.2
Other third-party ETFs	24%	6%	286.7	270.2	257.0	238.3	230.8
Total ETF assets	32%	8%	401.1	373.1	349.4	319.3	304.9
Equity and other securities	18%	5%	1,016.9	971.4	939.7	886.5	860.3
Fixed income securities	15%	4%	238.4	229.3	217.5	208.3	208.0
Margin loans outstanding	13%	2%	(16.9)	(16.5)	(15.3)	(15.3)	(14.9)
Total client assets	17%	5%	$3,181.2	$3,040.6	$2,922.5	$2,779.5	$2,725.3
Client assets by business
Investor Services	16%	4%	$1,707.0	$1,634.1	$1,565.9	$1,495.4	$1,470.8
Advisor Services	18%	5%	1,474.2	1,406.5	1,356.6	1,284.1	1,254.5
Total client assets	17%	5%	$3,181.2	$3,040.6	$2,922.5	$2,779.5	$2,725.3
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services (3)	65%	(41)%	$23.4	$39.9	$14.0	$13.7	$14.2
Advisor Services	78%	15%	28.2	24.6	24.9	23.2	15.8
Total net new assets	72%	(20)%	$51.6	$64.5	$38.9	$36.9	$30.0
Net market gains	21%	66%	89.0	53.6	104.1	17.3	73.3
Net growth	36%	19%	$140.6	$118.1	$143.0	$54.2	$103.3
New brokerage accounts (in thousands, for the quarter ended)	27%	(6)%	336	357	362	293	264
Clients (in thousands)
Active Brokerage Accounts	5%	1%	10,565	10,487	10,320	10,155	10,046
Banking Accounts	8%	3%	1,176	1,143	1,120	1,106	1,088
Corporate Retirement Plan Participants	(1)%	1%	1,552	1,540	1,545	1,543	1,561

(1) Includes proprietary equity and bond funds and ETFs held on and off the Schwab platform. As of September 30, 2017, off-platform equity and bond funds and ETFs were $9.3 billion and $20.8 billion, respectively.
(2) Excludes all proprietary mutual funds and ETFs.
(3) Second quarter of 2017 includes inflows of $18.3 billion from a mutual fund clearing services client. First quarter of 2017 includes an outflow of $9.0 billion from a mutual fund clearing services client.

The Charles Schwab Corporation Monthly Activity Report For September 2017

	2016				2017									Change
	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Mo.	Yr.
Market Indices
(at month end)
Dow Jones Industrial Average	18,308	18,142	19,124	19,763	19,864	20,812	20,663	20,941	21,009	21,350	21,891	21,948	22,405	2%	22%
Nasdaq Composite	5,312	5,189	5,324	5,383	5,615	5,825	5,912	6,048	6,199	6,140	6,348	6,429	6,496	1%	22%
Standard & Poor’s 500	2,168	2,126	2,199	2,239	2,279	2,364	2,363	2,384	2,412	2,423	2,470	2,472	2,519	2%	16%
Client Assets
(in billions of dollars)
Beginning Client Assets	2,710.4	2,725.3	2,686.7	2,734.6	2,779.5	2,831.3	2,895.2	2,922.5	2,948.8	2,995.8	3,040.6	3,099.9	3,122.3
Net New Assets (1)	10.6	6.1	11.9	18.9	11.1	6.6	21.2	2.8	24.0	37.7	15.8	18.0	17.8	(1)%	68%
Net Market Gains (Losses)	4.3	(44.7)	36.0	26.0	40.7	57.3	6.1	23.5	23.0	7.1	43.5	4.4	41.1
Total Client Assets (at month end)	2,725.3	2,686.7	2,734.6	2,779.5	2,831.3	2,895.2	2,922.5	2,948.8	2,995.8	3,040.6	3,099.9	3,122.3	3,181.2	2%	17%
Receiving Ongoing Advisory Services
(at month end)
Investor Services	213.4	211.3	213.2	217.1	220.8	227.9	230.9	234.4	239.1	242.2	247.2	249.9	255.0	2%	19%
Advisor Services (2)	1,155.4	1,140.5	1,161.8	1,184.3	1,208.4	1,239.0	1,250.9	1,262.7	1,283.4	1,297.6	1,323.8	1,333.1	1,358.6	2%	18%
Client Accounts
(at month end, in thousands)
Active Brokerage Accounts (3)	10,046	10,068	10,102	10,155	10,198	10,254	10,320	10,386	10,439	10,487	10,477	10,525	10,565	—	5%
Banking Accounts	1,088	1,092	1,099	1,106	1,109	1,117	1,120	1,128	1,138	1,143	1,154	1,167	1,176	1%	8%
Corporate Retirement Plan Participants	1,561	1,547	1,550	1,543	1,543	1,534	1,545	1,543	1,541	1,540	1,540	1,550	1,552	—	(1)%
Client Activity
New Brokerage Accounts (in thousands)	84	84	93	116	111	113	138	125	115	117	107	123	106	(14)%	26%
Inbound Calls (in thousands)	1,633	1,565	1,642	1,931	1,817	1,787	2,111	1,788	1,727	1,736	1,683	1,823	1,709	(6)%	5%
Web Logins (in thousands)	38,237	35,429	37,687	40,720	40,047	40,717	45,441	39,750	44,024	43,790	42,236	47,290	39,639	(16)%	4%
Client Cash as a Percentage of Client Assets (4)	12.5%	12.8%	12.8%	13.0%	12.7%	12.4%	12.4%	12.1%	11.8%	11.5%	11.3%	11.4%	11.1%	(30) bp	(140) bp
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (5, 6)
(in millions of dollars)
Large Capitalization Stock	(1,209)	(652)	200	565	265	580	(125)	346	134	(63)	(95)	(1,683)	(138)
Small / Mid Capitalization Stock	460	(190)	877	1,103	1,364	673	(409)	(797)	(285)	(322)	(139)	(293)	45
International	(26)	(1)	348	(683)	1,296	1,633	1,703	2,410	3,610	3,631	2,675	1,705	1,549
Specialized	(274)	(159)	(1,019)	20	411	1,007	273	570	529	647	236	279	465
Hybrid	58	(432)	(687)	(456)	(53)	258	563	92	65	(340)	142	(272)	460
Taxable Bond	1,585	1,475	(1,110)	1,045	3,144	3,535	3,876	2,060	3,618	3,499	3,064	3,481	3,809
Tax-Free Bond	539	20	(1,090)	(1,692)	864	472	300	155	290	507	453	715	494
Net Buy (Sell) Activity
(in millions of dollars)
Mutual Funds (5)	(656)	(1,979)	(5,864)	(5,825)	2,522	4,005	2,368	1,116	3,837	2,980	3,201	1,048	3,002
Exchange-Traded Funds (6)	1,789	2,040	3,383	5,727	4,769	4,153	3,813	3,720	4,124	4,579	3,135	2,884	3,682
Money Market Funds	(658)	211	1,851	1,141	(1,761)	(181)	1,218	(4,434)	(1,167)	(1,260)	1,022	2,105	(374)
Average Interest-Earning Assets (7)
(in millions of dollars)	199,107	201,894	206,970	212,052	216,001	216,112	218,554	217,407	215,252	214,709	212,108	214,458	216,472	1%	9%

(1) June 2017 includes an inflow of $15.6 billion from a mutual fund clearing services client. February 2017 includes an outflow of $9.0 billion from a mutual fund clearing services client.
(2) Excludes Retirement Business Services.
(3) Periodically, the Company reviews its active account base. In July 2017, active brokerage accounts were reduced by approximately 48,000 as a result of low-balance closures.
(4) Schwab One®, certain cash equivalents, bank deposits, and money market fund balances as a percentage of total client assets.
(5) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(6) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.
(7) Represents average total interest-earning assets on the Company’s balance sheet.